COMMONWEALTH CASH RESERVE FUND, INC.
                         AMENDED DISTRIBUTION AGREEMENT
                         ------------------------------

AGREEMENT, made as of May 5, 2003 between Commonwealth Cash Reserve Fund, Inc. (the "Company"), and Commonwealth Financial Group, Inc. (the "Distributor").

     WHEREAS, the Company, an open-end diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), has, since 1994, issued shares representing a single investment portfolio; and Distributor has provided certain distribution and related administration services ("Distribution Services") to such Portfolio since 1994; and

     WHEREAS, the Company has organized a second investment portfolio, interests in which are represented by a separate class of common stock of the Company, has designated such portfolio as the "CCRF Federal Portfolio" ("Federal Portfolio") and has redesignated its existing investment portfolio as the "CCRF Portfolio"; and

     WHEREAS, the Company desires to appoint the Distributor to provide Distribution Services with respect to the Federal Portfolio and Distributor is willing to do so pursuant to terms and conditions substantially similar to those set forth in that certain agreement ("Prior Distribution Agreement") between the Company and the Distributor dated July 6, 1994, and last approved by the Company's Board of Directors on April 25, 2002; and

     WHEREAS,   the  parties   have  agreed  to  amend  and  restate  the  Prior
Distribution Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. DISTRIBUTION OF SERVICES. The Distributor agrees to act as distributor of the shares of each of the investment portfolios of the Company (hereinafter, the "Funds"). The price at which shares of the Funds are issued to eligible classes of investors by the Distributor shall be the net asset value per share computed and effective as set forth in the Prospectus and Statement of Additional Information relating to the respective Funds current as of the time of such sale (collectively, the "Current Prospectus"), determined in accordance with the Company's Articles of Incorporation and By-Laws, as now in effect or as they may be amended, and any resolutions of the Company's Board of Directors.

2. COMPENSATION. The Company agrees to reimburse the Distributor for expenses incurred by the Distributor in connection with the sale, promotion and distribution of shares of the Funds pursuant to this agreement. These expenses may include advertising and direct mail expenses; costs of printing and mailing prospectuses and sales literature to prospective investors; payments to third parties who sell shares of the Funds; compensation of brokers, dealers and other intermediaries; general administrative overhead (including the payment of compensation to sales personnel involved in the sale of Fund shares); administrative support allocable to efforts to sell the Funds' shares; sales promotion expenses and shareholder servicing expenses. Expenses incurred hereunder shall be subject to approval of the Board of Directors of the Company. In addition to the expenses incurred by the Distributor that meet the approval of the Board of Directors, the Distributor will receive a monthly asset based fee, based on the total assets in all Funds, at an annual rate calculated in accordance with the following schedule.

          Monthly Average of Daily Net Assets     Asset Based Bee (Annual Rate)*
          -----------------------------------     ------------------------------
                        under $100 mm                        $12,000
               over $100 mm - $200 mm                        $18,000
               over $200 mm - $300 mm                        $24,000
               over $300 mm - $400 mm                        $30,000
               over $400 mm - $500 mm                        $36,000
               over $500 mm - $600 mm                        $42,000
               over $600 mm - $700 mm                        $48,000

The annual fee payable to the Distributor will be allocated between the Federal Portfolio and the CCRF Portfolio based on their relative net assets. Reimbursed expenses shall be allocated to the Portfolio on behalf of which the expense was incurred or pro rata.

3. ISSUANCE OF SHARES. The Company agrees to issue shares of the Funds subject to the provisions of its Articles of Incorporation and By-Laws, to the eligible groups of investors (as approved from time to time by the Board of Directors) as directed by the Distributor, but only to the extent that the Distributor shall have received purchase orders therefor at the times and subject to the conditions set forth in the Current Prospectus. Certificates for shares need not be created or delivered by the Fund. All shares when so paid for and issued shall be fully paid and nonassessable.

4. ROLES AS PRINCIPAL. The Distributor shall act as principal in all matters relating to promotion of the growth of the Funds and shall enter into all of its Distributor engagements, agreements and contracts as principal on its account. The title to shares of the Funds issued by it through the Distributor shall pass directly from the Funds to the account holder.

5. OTHER AGREEMENTS. The Company hereby consents to any arrangements whereby the Distributor may act as principal underwriter for other investment companies or as principal underwriter, sponsor or depositor for unit investment trusts and periodic payment plan certificates issued thereby, or as investment adviser or sub-adviser to other investment companies or persons. The Fund also consents to the Distributor carrying on a business as a broker, dealer and underwriter in securities and to carrying on any other lawful business.

6. EXCLUSIVITY OF DISTRIBUTION. The Company covenants and agrees that it will not during the term of this Agreement, without the consent of the Distributor, offer any of its shares for any Fund for distribution directly or through any person or corporation other than the Distributor excepting only (a) the reinvestment of dividends and/or distributions, or their declaration in shares of the Funds, in optional form or otherwise; and (b) the issuance of additional shares through splits or unit dividends.

7. REGISTRATION. The Company agrees to use its best efforts to register from time to time under the Securities Act of 1933 adequate amounts of its shares for each Fund for distribution by the Distributor to investors and to qualify or to permit the Distributor to qualify such shares for offering in the Commonwealth of Virginia and in other states in which the shares of the Fund are authorized to be sold. The Company agrees to advise the Distributor of the net asset value of its shares' in each Fund as often as computed. The Company will also furnish to the Distributor, as soon as practicable, copies of any amendments to the Current Prospectus and copies of any amendments to the Company's Registration Statement on Form N-1A (collectively, "Registration Statement"), annual and semi-annual reports to shareholders filed with the Securities and Exchange Commission and such other information as may reasonably be requested by the Distributor.

8. ARTICLES OF INCORPORATION AND BY-LAWS. The Distributor is familiar with the Articles of Incorporation and By-Laws of the Company, each as presently in effect. In performing services hereunder, Distributor will make every effort to act in a manner that is consistent with the Company's Articles of Incorporation and By-Laws and with all applicable Federal and state laws, including the Investment Company Act of 1940, the Securities Act of 1933 and the Securities Exchange Act of 1934, and rules promulgated thereunder. The Company will provide the Distributor with notice of and certified copies of any changes to the Articles of Incorporation and By-Laws.

---------------------------------
* Adjustments in the annual rate become effective on the first day of the month following the attainment of the new asset threshold.

9. EXPENSES. (a) Except as set forth in paragraph 9 (b) hereof, the Company will pay (or will enter into arrangements providing that persons other than the Company will pay) for all expenses of the offering of its shares, including, but not exclusively limited to those incurred in connection with:

     (i) The registration of the Funds or the registration or qualification of the Funds' shares for offer or sale under the federal securities laws and the securities laws of the Commonwealth of Virginia and any other states in which the shares of the Funds are authorized to be sold;

     (ii) The preparation, printing and distribution of the Funds' prospectuses, statements of additional information, any proxy statements, notices and reports (including but not necessarily limited to annual and semiannual reports), and the performance of any acts required to be performed by the Company or the Funds by and under the Federal securities laws and the applicable securities laws of any state or other jurisdiction;

     (iii)The preparation, printing and distribution of advertising and sales literature and all other sales materials approved by the Company for use in the offering of the Funds' shares and printing and distribution of reports to shareholders used as sales literature; and

     (iv) The issuance of the Funds' shares, including any stock issue and transfer taxes.

(b) The Distributor will pay from its own resources (or will enter into arrangements providing that persons other than the Distributor or the Company shall pay), or promptly reimburse the Funds, for all expenses in connection with the offering for sale and the sale of the Funds' shares which have not been herein allocated to the Funds.

10. NASD REQUIREMENTS. The Distributor certifies that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and Distributor agrees to abide by all of the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including, without limitation, Section 6 of Articles III of the Rules of Fair Practice, all of which are incorporated herein as if fully set forth. The Distributor further agrees to comply with all applicable state and Federal Laws and the rules and regulations of authorized regulatory agencies. The Distributor agrees that it will not sell or offer for sale, shares of the Funds in any state or jurisdiction where they are not exempt from registration or have not been qualified for sale.

11. TERM. This Agreement shall go into effect on the effective date of its ratification by the Board of Directors of the Company and shall, unless terminated as hereinafter provided, continue in effect until one year from such effective date and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually as provided in the Investment Company Act of 1940, and in particular Section 15(b) and Rule 12b-1 under such Act. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act) and may be terminated, without penalty, by either party on sixty
     (60) days written notice to the other party without further recourse.

12. INDEMNIFICATION OF DISTRIBUTOR. The Company agrees with the Distributor, for the benefit of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") and the Distributor's agents and employees to indemnify and hold harmless the Distributor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the Distributor and such controlling persons, if any, for any legal or other expenses (including the costs of any investigation and preparation) reasonably incurred by them or any of them in connection with any claims or litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading and to breaches of any representations and warranties contained in, and breach or failure in performance by the Company of this provisions of this agreement or other agreement between the parties involving the Funds' shares; provided, however, that this agreement shall not apply to amounts paid in settlement of any such claim or litigation if settlement is effected without the consent of the Company or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by the Distributor for inclusion in any Registration Statement or any Prospectus or any amendment thereof or supplement thereto. The Distributor and each such controlling person shall, promptly after the complaint shall have been served upon the Distributor or such controlling person in any litigation against the Distributor or such controlling person in respect of which indemnity may be sought from the Company on account of its agreement contained in the paragraph, notify the Company in writing of the commencement thereof, The omission of the Distributor or such controlling person so to notify the Company of any such litigation shall relieve the Company from any liability which it may have to the Distributor or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve the Company from any liability which it may have to the Distributor or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Distributor or any such controlling person and notice of the commencement thereof shall have been so given to the Company, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of the Company contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any such controlling person, and shall survive any delivery of units of the Company. The Company agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of its shares.

13. LIMITATION OF INDEMNIFICATION. Anything herein to the contrary notwithstanding, the agreement in paragraph 12, insofar as it constitutes a basis for reimbursement by the Company for liabilities (other than payment by the Company or the Funds of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a Director of the Company, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless, in the opinion of counsel for the Company, the matter has been adjudicated by controlling precedent, the Company will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

14. INDEMNIFICATION OF COMPANY. The Distributor agrees to indemnify an hold harmless the Company and its Directors and such officers as shall have signed any Registration Statement from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company or such Directors or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Company, the Funds or such Director or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished to the Company by the Distributor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto. The Distributor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Company and its Directors and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Company or any such Director of officer in respect of which indemnity may be sought from the Distributor on account of its agreement contained in this paragraph, notify the Distributor in writing of the commencement thereof. The omission of the Company or such Director or officer to notify the Distributor of any such litigation shall relieve the Distributor from any liability which it may have to the Fund or such Director or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Distributor from any liability which it may have to the Company or such Director or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Company or any such Director or officer and notice of the commencement thereof shall have been so given to the Distributor, the Distributor shall be entitled to participate in (and, to the extent that it wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to the Company. The indemnity agreement of the Distributor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive any delivery of shares of the Funds. The Distributor agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may advised, in connection with the issue and sale of the Fund's shares.

15. CERTAIN LIABILITIES NOT PROTECTED. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Company or its shareholders or the Distributor or its controlling persons to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

16. FURTHER INFORMATION PROVIDED BY THE COMPANY. The Company shall immediately advise the Distributor (a) when any post-effective amendment to the Registration Statement or any further amendment or supplement thereto or any further Registration Statement or amendment or supplement thereto becomes effective, (b) of any request by the Commission for amendments to the Registration Statement, the Current Prospectus or for additional information for a Fund; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (d) of the happening of any event which makes untrue any material statement made in the Registration Statement or the then Current Prospectus or which in the opinion of counsel for the Company requires the making of a change in the Registration Statement or the Current Prospectus in order to make the statements therein not misleading. In case of the happening at any time of any event which materially affects the Company or its Funds and which should be set forth in a supplement to or an amendment to the Current Prospectus in order to make the statements therein not misleading, the Company shall prepare and furnish to the Distributor such amendments or amendments to the then effect Prospectus as will correct the Prospectus so as corrected it will not contain, or such supplement or supplements to the then current Prospectus which when read in conjunction with the then current Prospectus will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in the then current Prospectus not misleading. The Company shall, if any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, make every reasonable effort to obtain the prompt lifting of such order.

17. FURTHER INFORMATION PROVIDED BY DISTRIBUTOR. The Distributor agrees to provide the Company, not less frequently than quarterly at the written request of the Company, the information required by Rules 12b-1 (b) (3)
     (ii) 12b-1 (d) enacted under the Investment Company Act of 1940 for each Fund having shares outstanding during the reporting period.

18. CONTRIBUTION. In the event that indemnification of one party is prohibited for reasons of public policy, then, to the extent permitted by the Investment Company Act of 1940 and the Securities Act of 1933, and to the extent of payment, the other party will make contribution.

19. NO THIRD PARTY BENEFICIARIES. Except as expressly provided in paragraphs 12 and 14 hereof, the agreements herein set forth have been made and are made solely for the benefit of the Company, the Funds, the Distributor, and the person expressly provided for in paragraphs 12 and 14, their respective heirs, successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Company, the Distributor, and the person expressly provided for in paragraphs 12 and 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the term "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

20. DISTRIBUTOR NOT AN AGENT. In no transaction shall the Distributor have any authority whatever to act as agent for the Company and nothing in this Agreement shall constitute either party hereto the agent of the other.

21. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

22. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed
     (a) if to the Company, at One Keystone Plaza, Suite 300, North Front & Market Streets, Harrisburg, PA 17101or (b) if to the Distributor, to Commonwealth Financial Group, at 38 Cohasset Lane, Cherry Hill, NJ 08003.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their seals to be affixed as of the day and year first above written.

                                        COMMONWEALTH CASH RESERVE FUND, INC.


                                        By:
                                           -------------------------------------


                                        COMMONWEALTH FINANCIAL GROUP, INC.


                                        By:
                                           -------------------------------------